SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                (Amendment No. 1)
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) August 3, 1995

                             INAV Travel Corporation
             (Exact name of registrant as specified in its charter)


    Colorado                             0-11808               59-2219994
(State or other jurisdiction           (Commission            (IRS Employer
        of incorporation               File Number)         Identification No.)


   2225 E. Randol Mill Road, Suite 305 Arlington, Texas             76011
    (Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number, including area code (817) 633-9400

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Item 2.  Acquisition or Disposition of Assets

a) ACQUISITION OF ASSETS. On August 3, 1995, INAV Travel Corporation, through its subsidiary Santiago Data Systems, a Nevada corporation ("Santiago Nevada"), acquired the assets and business of Santiago Data Systems, Inc., a California corporation ("Santiago California"), by means of an Asset Purchase Agreement.

b) ASSETS AND "BUSINESS" INVOLVED IN THE ACQUISITION. Seller (Santiago California) sold, transferred and conveyed to Purchaser (Santiago Nevada) certain assets rights, benefits, contracts agreements and leases, etc. Such assets include software source code and libraries owned or licensed by Seller, computer equipment, furniture, customer and prospect lists and accounts receivable as of July 31, 1995. Also included were assigned commitments with vendors and processors, as well as proprietary rights to Santiago California's seven trade-marked products. Such assets will be used by Purchaser in the business for much the same purposes as previously utilized by the Seller. Santiago is a developer and marketer of medical and dental automated practice management software and automated information management services. Santiago markets both directly to health care providers and through its network of independent billing centers who market the Santiago products and provide billing and other services to their clients.

c) CONSIDERATION AND SOURCES OF FUNDS. Consideration for the above transaction was as follows: 1) forgiveness of $200,000 of loans previously advanced to Seller by Purchaser, 2) payment of $529,000 to Seller in 61 installments,
     3) payment of $240,000 to unsecured lenders in 12 monthly installments, 4) assumption of accounts payable in the amount of $95,000, 5) assump- tion of an obligation to Tom Banks of $55,426 and 6) assumption of an obligation to AST Research Property Lease Settlement Agreement in the amount of $91,000. Purchaser intends to satisfy the above-listed financial requirements and obligations from internally generated funds from its INAV medical receivables brokerage business and funds generated by the Santiago business during the payment periods involved. If necessary, additional funds would be sought from loans and/or equity funding.

     The consideration paid for the assets and business of the Seller was mainly based on 1) Seller's existing debt obligations, 2) obligations to unsecured lenders, payables and others, 3) and the revenue generating nature of the business and size of the customer base, as opposed to the Seller's history of financial performance.

     RELATIONSHIPS. Purchaser agreed to purchase the above-described business and assets from Seller through its Board of Directors and key shareholders. Thomas Banks, not a Key shareholder of Seller, was president and a director of Seller. He is also president of Santiago Nevada, and such relationship was duly notified to Seller's shareholders, Board of Directors, and noted in Seller's Shareholder Resolution. Mr. Banks will continue as an employee of Purchaser as president and a director of the Santiago subsidiary. Mr. Banks also has the right to become the owner of 25 percent of the stock of the Purchaser's Santiago subsidiary, under the terms of resolutions approved in connection with the organizational meeting of Purchaser's Santiago subsidiary on May 18, 1994. An agreement is in place whereby Banks may exchange his right of ownership in the subsidiary for 300,000 post split shares of INAV, or its successor.

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Item 7.  Financial Statements and Exhibits.

     It is impracticable to provide the required financial statements for the acquired business at the time this report on Form 8-K is filed. Such financial statements will be filed as soon as practicable.



     a.   Exhibits.

          The following is a list of exhibits filed as part of this Current Report on Form 8-K.

Exhibit
Number            Description of Exhibit
- - ------            ----------------------

2.1 Asset Purchase Agreement dated as of August 1, 1995, by and between Santiago Data Systems, Inc., a California corporation and Santiago Data Systems, Inc., a Nevada corporation.

2.2  Pro forma Financial Statement dated December 31, 1994 and July 31, 1995.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          INAV Travel Corporation


Date:  May 16, 1996                       /s/  Scott A. Haire
                                          -----------------------
                                          Scott A. Haire, Chairman of the Board,
                                          Chief Executive Officer and President
                                          (Principal Financial Officer)



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                                INDEX TO EXHIBITS

Exhibit
Number            Description of Exhibit
- - ------            ----------------------

2.1 Asset Purchase Agreement dated as of August 1, 1995, by and between Santiago Data Systems, Inc., a California corporation and Santiago Data Systems, Inc., a Nevada Corporation.


2.2  Pro forma Financial Statement dated December 31, 1994 and July 31, 1995.



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